China Green Agriculture, Inc. Reports the Financial Results for the Second Quarter of Fiscal Year 2014,
Provides Guidance of Revenue and Net Income for the Third Quarter of Fiscal Year 2014, and Updates
Guidance of Revenue and Net Income for Fiscal Year 2014

XI'AN, China, February 10, 2014 /PRNewswire-Asia-FirstCall/ —

•	Second Quarter of FY 2014 net sales decreased 2.6% to $40.6 million, net income decreased 54.4% to $3.8 million with EPS of $0.12.

•	The Company Provided Third Quarter of Fiscal Year 2014 Guidance Range : Revenue, Net Income and EPS of between $65 million and $70 million, $9 million and $10 million, and $0.28 and $ 0.31 based on 31.8 million fully diluted shares, respectively.

•	The Company Updated Guidance Range of Fiscal Year 2014 as the following: Revenue, Net Income and EPS of between $220 million and $250 million, $34 million and $36 million, and $1.07 and $1.13 based on 31.8 million fully diluted shares, respectively.

China Green Agriculture, Inc. (NYSE: CGA; "China Green Agriculture" or the "Company"), a company mainly produces and distributes humic acid-based compound fertilizers, other varieties of compound fertilizers and agricultural products through its subsidiaries in China, today announced its financial results for the second quarter ended December 31, 2013.

Financial Summary

Second Quarter 2014 Results (USD)

(three months ended December 31, 2013)

	Q2 FY2014	Q2FY2013	CHANGE (%)
Net Sales	$40.6 million	$41.7 million	-2.6%
Gross Profit	$18.9 million	$16.2 million	+16.4%
Net Income	$3.7 million	$8.2 million	-55.4%
EPS (Diluted)	$0.12	$0.30	-60.4%
Weighted Average Shares Outstanding(Diluted)	$31.8 million	$27.7 million	+15.1%

(Six months ended December 31, 2013)

	Q2 FY2014	Q2FY2013	CHANGE (%)
Net Sales	$91.0 million	$81.2 million	+11.9%
Gross Profit	$41.3 million	$33.1 million	+24.7%
Net Income	$14.1 million	$17.1 million	-17.8%
EPS (Diluted)	$0.45	$0.62	-26.7%
Weighted Average Shares Outstanding(Diluted)	$30.9 million	$27.6 million	+12.1%

“While the second quarter of current fiscal year had passed, " said Mr. Li Tao, Chairman and Chief Executive Officer of China Green Agriculture." looking ahead to the third quarter of fiscal year 2014, we expect net sales of $65 to $70 million, net income of $9 to $10 million, and EPS of $0.28 to $0.31 based on 31.8 million fully diluted shares outstanding for the new quarter. As the sales of fertilizer is expected to ramp up after the spring festival holidays, we are confident in achieving our target in the updated guidance."

Second Quarter of FY2014 Results of Operations

The Second Three Months of FY2014 Results of Operations

Total net sales for the three months ended December 31, 2013 were $40,634,601, a decrease of $1,096,391, or 2.6%, from $41,730,992 for the three months ended December 31, 2012. This decrease was largely due to the decrease in Gufeng’s net sales.

For the three months ended December 31, 2013, Jinong’s net sales increased $3,333,771, or 14.5%, to $26,288,622 from $22,954,851 for the three months ended December 31, 2012. This increase was mainly attributable to the greater sales of humic acid fertilizer products, including our liquid and powder fertilizers, during this period as a result of our increased distributors and the aggressive marketing strategy.

For the three months ended December 31, 2013, net sales at Gufeng were $13,482,016, a decrease of $4,502,837, or 25.0%, from $17,984,853 for the three months ended December 31, 2012. This decrease was mainly due to the peak sales season was delayed compare the same period last year; Gufeng’s decreased inventory lead to decrease in net sales.

For the three months ended December 31, 2013, Yuxing’s net sales were $863,963, an increase of $72,675, or 9.2%,  from $791,288 for the three months ended December 31, 2012. This increase was mainly attributable to the growth in sales of Yuxing’s top-grade flowers.

Total cost of goods sold for the three months ended December 31, 2013 was $21,783,086, a decrease of $3,754,373, or 14.7%, from $25,537,459 for the three months ended December 31, 2012. This decrease was proportional to the decrease in sales, which was mainly due to Gufeng’s decreased net sales for the three months ended December 31, 2013.

Cost of goods sold by Jinong for the three months ended December 31, 2013 was $10,869,262, an increase of $216,852, or 2.0%, from $10,652,410 for the three months ended December 31, 2012. This increase was primarily attributable to an increase in the cost of raw materials and an increase in the sales of fertilizer products.

Cost of goods sold by Gufeng for the three months ended December 31, 2013 was $10,291,112, a decrease of $4,013,635, or 28.1%, from $14,304,747 for the three months ended December 31, 2012. The decrease was proportional to Gufeng’s sales decrease for the three months ended December 31, 2013.

For three months ended December 31, 2013, cost of goods sold by Yuxing was $622,712, an increase of $42,410, or 7.3%, from $580,302 for the three months ended December 31, 2012. The increase was proportional to Yuxing’s increased sales for the three months ended December 31, 2013.

Total gross profit for the three months ended December 31, 2013 increased by $2,657,982 to $18,851,515, as compared to $16,193,533 for the three months ended December 31, 2012. Gross profit margin was approximately 46.4% and 38.8% for the three months ended December 31, 2013 and 2012, respectively.

Gross profit generated by Jinong increased by $3,116,919, or 25.3%, to $15,419,360 for the three months ended December 31, 2013 from $12,302,441 for the three months ended December 31, 2012. Gross profit margin from Jinong’s sales was approximately 58.7% and 53.6% for the three months ended December 31, 2013 and 2012, respectively. This increase in gross profit margin was mainly due to an increase in the proportion of higher-margin products sales as part of Jinong’s total sales. The average gross profit margin of Jinong’s humic acid fertilizer products was 56.0%.

For the three months ended December 31, 2013, gross profit generated by Gufeng was $3,190,904, a decrease of $489,202, or 13.3%, from $3,680,106 for the three months ended December 31, 2012. Gross profit margin from Gufeng’s sales was approximately 23.7% and 20.5% for the three months ended December 31, 2013 and 2012, respectively. This increase in gross profit margin was mainly due to a decrease in the cost of raw materials and an increase in the proportion of higher-margin products sales as part of Gufeng’s total sales.

For the three months ended December 31, 2013, gross profit generated by Yuxing was $241,251, an increase of $30,265, or 25.0%, from $210,986 for the three months ended December 31, 2012. Gross profit margin from Yuxing’s sales was approximately 27.9% and 26.7% for the three months ended December 31, 2013 and 2012, respectively. This increase in gross profit was mainly due to a decrease in the cost of raw materials for the three months ended December 31, 2013, compared to the same period in 2012.

Our selling expenses consisted primarily of salaries for sales personnel, advertising and promotion expenses, freight-out costs, and related compensation. Selling expenses were $8,807,095, or 21.7% of net sales for the three months ended December 31, 2013, as compared to $3,138,284, or 7.5% of net sales for the three months ended December 31, 2012, an increase of $5,668,811, or 180.6%. Gufeng’s selling expenses were $314,137, or 2.3% of Gufeng’s net sales for the three months ended December 31, 2013, as compared to $146,180, or 0.8% of Gufeng’s net sales for the three months ended December 31, 2012. Jinong’s selling expenses for the three months ended December 31, 2013 were $8,479,839, or 32.3% of Jinong’s net sales, as compared to $2,977,043, or 13.0% of Jinong’s net sales for the three months ended December 31, 2012. Most of this increase in Jinong’s selling expenses was due to the amortization of $3,865,364 of the deferred tax assets in connection with our efforts to assist our distributors with adopting certain marketing strategies and developing standard stores in order to expand our competitive advantage and market share.

General and administrative expenses consisted primarily of related salaries, rental expenses, business development, depreciation, and travel expenses incurred by our general and administrative departments and legal and professional expenses, including expenses incurred and accrued for certain litigations. General and administrative expenses were $4,565,932, or 11.2% of net sales for the three months ended December 31, 2013, as compared to $3,156,271, or 7.6% of net sales for the three months ended December 31, 2012, an increase of $1,409,661, or 44.7%. This increase in general and administrative expenses was mainly due to an increase in the stock compensation awarded to our employees for fiscal year 2013.

Net income for the three months ended December 31, 2013 was $3,675,737, a decrease of $4,565,591, or 55.4%, compared to $8,241,328 for the three months ended December 31, 2012. This decrease was directly attributable to the decrease in net sales and the increase in total operating expenses described above. Net income as a percentage of total net sales was approximately 9.0% and 19.7 % for the three months ended December 31, 2013 and 2012, respectively.

The First Six Months of FY2014 Results of Operations

Total net sales for the six months ended December 31, 2013 were $90,937,948, an increase of $9,694,216 or 11.9%, from $81,243,732 for the six months ended December 31, 2012. This increase was mainly due to the increase in Jinong’s net sales.

For the six months ended December 31, 2013, Jinong’s net sales increased $7,244,797, or 14.3%, to $58,050,624 from $50,805,827 for the six months ended December 31, 2012. This increase was mainly attributable to an increase in sales of humic acid fertilizer products, including our liquid and powder fertilizers, during this period as a result of an increase in our distributors and our adoption of certain marketing efforts.

For the six months ended December 31, 2013, Gufeng’s net sales were $31,238,098, an increase of $2,316,274, or 8.0%, from $28,921,824 for the six months ended December 31, 2012.

For the six months ended December 31, 2013, Yuxing’s net sales were $1,649,226, an increase of $133,145, or 8.8%, from $1,516,081 for the six months ended December 31, 2012. This increase was mainly attributable to the growth in sales of Yuxing’s top-grade flowers.

Total cost of goods sold for the six months ended December 31, 2013 was $49,616,745, an increase of $1,499,919, or 3.1%, from $48,116,826 for the six months ended December 31, 2012. This increase was proportional to the 11.9% increase in net sales during the same period.

Cost of goods sold by Jinong for the six months ended December 31, 2013 was $24,839,093, an increase of $1,347,185, or 5.7%, from $23,491,908 for the six months ended December 31, 2012. The increase was primarily attributable to an increase in the cost of raw materials and an increase in the sales of fertilizer products.

Cost of goods sold by Gufeng for the six months ended December 31, 2013 was $23,500,744, an increase of $6,235, or 0.03%, from $23,494,509 for the six months ended December 31, 2012. The increase was primarily due an increase in fertilizer sales in Gufeng, and increases in the cost of raw materials and manufacturing costs.

For the six months ended December 31, 2013, cost of goods sold by Yuxing was $1,276,908, an increase of $146,499, or 13.0%, from $1,130,409 for the six months ended December 31, 2012. This increase was mainly due to an increase in manufacturing costs during the six months ended December 31, 2013.

Net income for the six months ended December 31, 2013 was $14,054,194, a decrease of $3,048,534 or 17.8%, compared to $17,102,728 for the six months ended December 31, 2012. This decrease was directly attributable to a small increase in net sales offset by a larger increase in the cost of goods sold and selling expenses. Net income as a percentage of total net sales was approximately 15.5% and 21.1 % for the six months ended December 31, 2013 and 2012, respectively.

Financial Condition

As of December 31, 2013, cash and cash equivalents were $13.9 million, a decrease of $61.1 million, or 81.5%, from $75.0 as of June 30, 2013.The decrease in cash and cash equivalents was due to the incurrence of a deferred asset of $64.8 million as of December 31, 2013. Net cash provided by financing activities was $3.8 million for the six months ended December 31, 2013, an increase of $3.2 million, or 533.3% from $0.6 million which was used in financing activities for the same period in 2012. The increase was mainly attributable to the increased proceeds from loans comparing to the same period in 2012. Company had $19.9 million in short-term loans as of December 31, 2013, an increase of $3.8 million, as compared to $16.1 million in short-term loans as of June 30, 2013. Net accounts receivable stood at $76.4 million, a decrease of $8.9 million, as compared to $85.3 million as of June 30, 2013.

Third Quarter Fiscal Year 2014 and Updated Fiscal Year 2014 Guidance

“For the third quarter ending March 31, 2014, management expects net sales of $65 to $70 million, net income of $9 to $10 million, and EPS of $0.28 to $0.31 based on 31.8 million fully diluted shares. For the fiscal year ended June 30, 2014, management expects net sales of $220 million to $250 million, net income of $34 million to $36million, and an EPS of $1.07to $1.13 based on 31.8 million fully diluted shares.

Conference Call

The Company will hold a conference call at 7:30 a.m. ET on Monday, February 10, 2014. Any interested participants are welcome to join in the call by following the dial-in details as set out below. When prompted by the operator, please indicate "China Green Agriculture's Second Quarter Fiscal Year 2014 Financial Results" to join the call.

Event:	CGA Second Quarter Fiscal Year 2014 Conference Call
Date:	February 10, 2014
Time:	7:30a.m. ET
US Dial In:	1-877-407-8033
Int'l Dial In:	1-201-689-8033

The call is being webcast by PrecisionIR and can be accessed at China Green Agriculture's website at http://www.investorcalendar.com/IC/CEPage.asp?ID=172277. Investors can also access the webcast at www.InvestorCalendar.com.A replay of the call will remain available through 03/10/2014 at 11:59 PM.

To access the replay, please dial any of the following numbers:

USA:1-877-660-6853

International:1-201-612-7415

Conference ID: 13576119

About China Green Agriculture, Inc.

The Company produces and distributes humic acid-based compound fertilizers, other varieties of compound fertilizers and agricultural products through its wholly-owned subsidiaries, i.e.: Jinong, Gufeng and a variable interest entity, Xi'an Hu County Yuxing Agriculture Technology Development Co., Ltd. ("Yuxing"). Jinong produced and sold 123 different kinds of fertilizer products as of December 31, 2013, all of which are certified by the government of the People’s Republic of China (the “PRC”) as Green Food Production Materials, as stated by the China Green Food Development Center. Jinong currently markets its fertilizer products to private wholesalers and retailers of agricultural farm products in 27 provinces, four autonomous regions, and three central-government-controlled municipalities in the PRC. Jinong had 872 distributors in the PRC as of December 31, 2013. Gufeng, and its wholly-owned subsidiary, Beijing Tianjuyuan Fertilizer Co., Ltd., are Beijing-based producers of compound fertilizers, blended fertilizers, organic compound fertilizers, and mixed organic-inorganic compound fertilizers. As of December 31, 2013, Gufeng produced and sold 323 different kinds of fertilizer products, and had 228 distributors in the PRC. For more information, visit http://www.cgagri.com. The Company routinely posts important information on its website.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning the Company's business, products and financial results. The Company's actual results may differ materially from those anticipated in the forward-looking statements depending on a number of risk factors including, but not limited to, the following: general economic, business and environment conditions, development, shipment, market acceptance, additional competition from existing and new competitors, changes in technology, the execution of its ten-year growth plan, a satisfactory conclusion of the pending securities class action litigation and various other factors beyond the Company's control. All forward-looking statements are expressly qualified in their entirety by this Safe Harbor Statement and the risk factors detailed in the Company's reports filed with the SEC. China Green Agriculture undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release, except as required by applicable law or regulations.

For more information, please contact:

China Green Agriculture, Inc.

Mr. Fang Wang (English and Chinese)

Tel: +86-18392112022

Email: wangfang@cgagri.com

SOURCE: China Green Agriculture, Inc.